                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        PHARMACEUTICAL RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        PHARMACEUTICAL RESOURCES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On July 30, 1999

To the Shareholders:

  The 1999 Annual Meeting of Shareholders of Pharmaceutical Resources, Inc. (the "Company") will be held on July 30, 1999, at the Holiday Inn-Suffern, 3 Executive Boulevard, Suffern, New York at 10:00 a.m., local time, for the following purposes:

    1. To elect two Class III members of the Company's Board of Directors, which consists of seven members, to serve for a three-year term and until their successors have been duly elected and qualified; and

    2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on June 10, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 1999 Annual Meeting of Shareholders (the "Meeting"). Only shareholders of record at the close of business on such date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          Dennis J. O'Connor
                                          Secretary

June 21, 1999


 YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                PROXY STATEMENT

                        PHARMACEUTICAL RESOURCES, INC.

                              One Ram Ridge Road
                         Spring Valley, New York 10977

                        ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On July 30, 1999

                              GENERAL INFORMATION

  This Proxy Statement is being furnished to shareholders of Pharmaceutical Resources, Inc. (the "Company"), a New Jersey corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the 1999 Annual Meeting of Shareholders (the "Meeting"), and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Meeting is to be held on July 30, 1999, at the Holiday Inn-Suffern, 3 Executive Boulevard, Suffern, New York at 10:00 a.m., local time.

  The principal executive offices of the Company are located at One Ram Ridge Road, Spring Valley, New York 10977, and its telephone number is (914) 425-7100. The accompanying proxy card and this Proxy Statement are being sent to shareholders of the Company on or about June 22, 1999.

Solicitation and Revocation; Quorum

  The accompanying proxy card is being solicited by and on behalf of the Board. The costs of soliciting proxies will be borne by the Company. The solicitation of proxies will be made principally by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegraph, without extra compensation. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related material to beneficial owners. The Company has also retained Georgeson & Company Inc. to assist it in the distribution of proxies for a nominal fee and it is estimated that the total costs for soliciting proxies will be immaterial.

  Any proxy conferred by a shareholder pursuant to this solicitation may be revoked by such shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by duly executing and delivering another proxy bearing a later date. Attendance by a shareholder at the Meeting does not alone serve to revoke the proxy.

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, $.01 par value (the "Common Stock") will constitute a quorum. The accompanying proxy card is intended to permit a shareholder of record on June 10, 1999, to vote at the Meeting on the proposals described in this Proxy Statement, whether or not the shareholder attends the Meeting in person. Persons who acquire shares of record after the close of business on June 10, 1999 will not be entitled to vote such shares at the Meeting by proxy or by voting at the Meeting in person unless properly authorized by the record holder of such shares as of such date.

  The persons named in the accompanying proxy card have been designated as proxies by the Board. Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted "FOR" the election of the two Class III nominees for director named herein, and, at the discretion of the proxy holders in respect of such other business, if any, as may properly be brought before the Meeting.

  Directors will be elected by a plurality of the votes cast, and approval of any other proposal at the Meeting will, subject to applicable law, require the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and shares of record held by a broker or nominee ("Broker Shares") that are voted on any matter will be included in determining the existence of a quorum. Broker Shares that are not voted on any matter will not be included in determining the existence of a quorum. Neither abstentions nor non-voted Broker Shares will have an effect on the outcome of the election of the two Class III nominees for directors, which requires only that a plurality of the votes cast be in favor of each nominee, in person or by proxy, at the Meeting.

Recent Developments

  At a meeting of the Board held on December 14, 1998, the Board decided to change the Company's fiscal year from one ending on September 30, to one ending December 31 commencing with the fiscal year ending December 31, 1999.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Record Date; Outstanding Shares

  The Board has fixed the close of business on June 10, 1999 as the record date (the "Record Date") for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. An aggregate of 29,413,991 shares of Common Stock were outstanding at the close of business on the Record Date. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be voted upon at the Meeting. The Company has no other class of voting securities entitled to vote at the Meeting, and the Company's shareholders do not have cumulative voting rights.

Ownership of Voting Securities

  The following table sets forth, as of the close of business on the Record Date, the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock (based solely upon filings by said persons with the Securities and Exchange Commission (the "Commission") on Schedule 13D or Schedule 13G pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (ii) each current director and nominee for election as a director of the Company, (iii) the Named Executives, as defined in the "Executive Compensation" section of this Proxy Statement, and (iv) all directors and current executive officers of the Company, as a group (based solely in respect of clauses (ii), (iii) and (iv) upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any equity securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

                                                        Amount of  Percentage of
                                                          Common      Common
            Name and Address of Beneficial Owner          Stock        Stock
            ------------------------------------        ---------- -------------
     Merck KGaA(1)..................................... 12,462,972     42.01%
     Kenneth I. Sawyer(2)..............................    141,900         *
     Mark Auerbach(2)(3)...............................     29,833         *
     Dennis J. O'Connor(3).............................     34,118         *
     Stephen A. Ollendorff(2)(3).......................     38,000         *
     Francis Michael J. Urwin(2).......................          0       --
     Klaus H. Jander(2)................................          0       --
     Anthony S. Tabatznik(2)(4)........................      2,500         *
     J. Neil Tabatznik(2)..............................      2,500         *
     Scott Tarriff(5)..................................     11,010         *
     All directors and current executive officers
      as a group (nine persons) (3)....................    259,861         *

--------
 *Less than 1%.
(1) The business address of Merck KGaA is Frankfurter Strasse 250, 64271, Darmstadt, Germany. Includes 249,700 shares of Common Stock which may be acquired by Genpharm, Inc. ("Genpharm"), a subsidiary of Merck KGaA, upon exercise of warrants exercisable on or prior to August 9, 1999. Warrants for 99,700 of such shares have an exercise price of $6.00 per share and warrants for 150,000 of such shares have an exercise price of $10.00 per share. Does not include an additional 1,171,040 shares which may be acquired upon exercise of options granted to Merck KGaA and Genpharm. Such options are not exercisable on or prior to August 9, 1999.
(2) A current Director of the Company.
(3) Includes the following shares of Common Stock which may be acquired upon the exercise of options which are exercisable on or prior to August 9, 1999 under the Company's stock option plans: Mr. Auerbach--24,333; Mr. O'Connor--32,499; and Mr. Ollendorff--33,000; and all directors and executive officers as a group (9 persons)--89,832.
(4) Does not include 501,400 shares of Common Stock held by a family trust, the corporate trustee of which has the power to direct the disposition and voting of such shares. Mr. Tabatznik disclaims beneficial ownership of such shares of Common Stock.
(5) Includes 1,500 shares of common stock held in an Individual Retirement Account for the benefit of Mr. Tarriff's wife.

  The business address of each Director and Named Executive of the Company, for the purposes hereof, is c/o Pharmaceutical Resources, Inc., One Ram Ridge Road, Spring Valley, New York 10977.

Voting Arrangements

  The Company and Lipha Americas, Inc. ("Lipha"), a subsidiary of Merck KGaA (a pharmaceutical laboratory and chemical company located in Darmstadt, Germany), entered into a Stock Purchase Agreement, dated March 25, 1998 (the "Stock Purchase Agreement") pursuant to which Lipha has the right to designate a majority of the directors of the Board and the Company has agreed to use its best efforts to cause such designees to be elected to the Board. (See "Certain Relationships and Related Transactions.") Pursuant to this right, Lipha has designated Messrs. Jander, Urwin, A. Tabatznik and N. Tabatznik, each of whom (except for Mr. Urwin) was elected by the shareholders of the Company at the Company's 1998 annual meeting. Mr. Urwin was elected, effective January 1, 1999, by the Board on December 30, 1998 to fill the vacancy created by the resignation of Bernhard Scheuble, a prior designee of Lipha who had been elected by the shareholders of the Company at the Company's 1998 annual meeting.

  Additionally, in accordance with the Stock Purchase Agreement, Mr. Sawyer has agreed to vote all shares of Common Stock owned by him for the election of the two Class III nominees for director at the Meeting.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

Directors

  The Company's Certificate of Incorporation provides that the Board is divided into three classes, with the term of office of one class expiring each year. The maximum number of directors is set by the Company's By-laws at 15, and the number of directors is presently set, by Board resolution, at seven. The Class I and Class II directors of the Company have terms which expire in the years 2000 and 2001, respectively. The Class III directors have terms which expire this year. The current Class I directors are Anthony S. Tabatznik and J. Neil Tabatznik, the current Class II directors are Kenneth I. Sawyer, Mark Auerbach and Stephen A. Ollendorff, and the current Class III directors are Francis Michael J. Urwin and Klaus H. Jander. Only Class III directors are being elected at the Meeting.

  Proxies will be voted at the Meeting in favor of the election of the two Class III nominees listed on the accompanying form of proxy card, unless authority to do so is withheld as to a specified nominee or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. It is expected that each of the nominees will be able to serve, but if before the election it develops that any one or more of the nominees will be unable to serve or for good cause will not serve, the proxyholders reserve the discretion to vote or refrain from voting for a substitute nominee or nominees. Each of the two Class III nominees has consented to serve as a director of the Company and to be named herein. Directors will be elected by a plurality of the votes cast by the holders of shares who are present at the Meeting in person or by proxy.

  The following table sets forth certain information with respect to each nominee for election as a Class III director of the Company at the Meeting and the year each was first elected as a director:

                                                                    Year of
Name                                                         Age First Election
----                                                         --- --------------
Class III
Francis Michael J. Urwin(2).................................  46      1998
  Since April 1999, Chief Executive Officer, and from 1991
  until April 1999, Group Financial Director (Chief
  Financial Officer), of Merck Generics Group BV; director
  of Merck Generics Group BV, Merck Generics Limited,
  Generics (UK) Ltd., Resolution Chemicals Limited, Generics
  Pharmaceuticals Limited, Genpharm Limited, Biokinetix
  Limited and MacDermot Laboratories Limited.
Klaus H. Jander(1)(2).......................................  59      1998
  Since 1990, a member of Rogers & Wells LLP, a law firm.
  Since 1997, a member of the Executive Committee of Rogers
  & Wells LLP.

  The following table sets forth certain information with respect to each of the Class I directors (whose terms expire in 2000) and Class II directors (whose terms expire in 2001) and the year each was first elected as a director:

                                                                    Year of
Name                                                         Age First Election
----                                                         --- --------------
Class I
Anthony S. Tabatznik (2)....................................  51      1998
  Since 1983, Chairman and director of Generics (UK) Ltd.;
  since 1989, Chairman and director of Generics Group BV,
  now known as Merck Generics Group BV and since 1994,
  Chairman and director of Merck Generics Ltd. Such
  companies are involved in the manufacture and distribution of generic pharmaceutical products. Founder of The
  Generics Group Ltd. and brother of J. Neil Tabatznik.

                                                                    Year of
Name                                                         Age First Election
----                                                         --- --------------
J. Neil Tabatznik (2).......................................  49      1998
  Since July 1993, Chairman of Genpharm, a Canadian
  manufacturer and distributor of generic pharmaceutical
  products. Prior to July 1993, an attorney in private
  practice. Brother of Anthony S. Tabatznik.
Class II
Kenneth I. Sawyer (2).......................................  53      1989
  Since October 1990, Chairman of the Board of the Company.
  Since October 1989, President and Chief Executive Officer
  of the Company.
Mark Auerbach (1)(2)........................................  61      1990
  Since June 1993, Senior Vice President and Chief Financial
  Office of Central Lewmar L.P., a distributor of fine
  papers. From August 1992 to June 1993, a partner of Marron
  Capital L.P., an investment banking firm. From December
  1995 to January 1999, Chief Financial Officer of Oakhurst
  Company, Inc., and Steel City Products, Inc., each a
  publicly-traded distributor of automotive products, and
  Chief Executive Officer of Oakhurst Company, Inc. from
  December 1995 to May 1997. Also a director of Oakhurst
  Company, Inc.
Stephen A. Ollendorff (2)...................................  60      1998
  Practicing attorney for more than the past five years.
  From February 1999, of counsel to Kirkpatrick & Lockhart
  LLP, a law firm; from December 1990 to January 1999, of
  counsel to Hertzog, Calamari & Gleason, a law firm. Chief
  Executive Officer and director of Acorn Holding Corp., a
  manufacturer of microcrystalline silicon wafers, for more
  than the past five years. Director of Artesyn
  Technologies, Inc., a publicly traded designer,
  manufacturer and seller of power supplies.

--------
(1) A member of the Audit Committee of the Board.
(2) The entire Board serves as members of the Compensation and Stock Option Committee.

  The Board of Directors unanimously recommends a vote "FOR" the election of the two Class III nominees named above as directors of the Company.

Board and Committee Meetings

  The Board met six times during fiscal year 1998 which ended September 30, 1998. The Audit Committee met once during fiscal year 1998. The primary function of the Audit Committee is to review the Company's financial statements with its auditors. Prior to June 30, 1998, the Compensation and Stock Option Committee, consisting of non-employee directors (namely Mark Auerbach, H. Spencer Matthews and Robin O. Motz), held five meetings during fiscal year 1998. Subsequent to June 30, 1998 the Compensation and Stock Option Committee was comprised of the entire Board of Directors and no matters were brought before such Committee for action. The functions of the Compensation and Stock Option Committee are to set and approve salary and bonus levels of corporate officers and to administer the Company's 1990 Stock Incentive Plan, including primary responsibility for the granting of options and other awards thereunder. During fiscal year 1998, no current director attended fewer than 75% of the meetings of the Board or of its committees of which he was a member during fiscal year 1998.

Compensation of Directors

  For service on the Board in fiscal year 1998, directors who are not also employees of the Company or any of its subsidiaries received an annual retainer of $12,000, a fee of $1,000 for each meeting of the Board attended, in person or by telephone conference, and a fee of $750 for each committee meeting attended in person or by telephone conference, subject to a maximum of $1,750 per day. Chairmen of committees receive an additional annual retainer of $5,000 per committee. Non-employee directors are granted options to purchase 5,000 shares of Common Stock on the date they are initially elected to the Board and on each day on which the shareholders elect directors pursuant to the Company's 1997 Directors Stock Option Plan (the "Directors Plan"). Non-employee directors are also entitled to purchase an additional 6,500 shares of Common Stock each year that they own at least 2,500 shares of issued Common Stock for each year they are granted options under the Plan. These additional options are subject to forfeiture under certain circumstances if the non-employee director sells Common Stock of the Company. Directors who are employees of the Company received no additional remuneration for serving as directors or as members of committees of the Board. All directors are entitled to reimbursement for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Messrs. A. Tabatznik, N. Tabatznik, Jander and Urwin have waived their rights to receive options to purchase Common Stock under the Directors Plan. In addition, Messrs. Ollendorff, A. Tabatznik, N. Tabatznik and Urwin have waived their receipt of cash compensation for service on the Board.

Certain Relationships and Related Transactions

  Merck KGaA Transactions. On June 30, 1998, the Company completed a strategic alliance with Merck KGaA, Darmstadt, Germany, following approval by the shareholders of the Company at its Annual Meeting of Shareholders held in June 1998. The strategic alliance included the sale by the Company of 10,400,000 shares of its Common Stock (the "Shares") to Lipha, a subsidiary of Merck KGaA, at $2.00 per Share, and the issuance to Merck KGaA and Genpharm, a subsidiary of Merck KGaA, of options (each, an "Option" and collectively, the "Options") to purchase up to an aggregate of 1,171,040 shares of Common Stock (the "Option Shares") at an exercise price of $2.00 per share in exchange for certain services. The sale of the Shares was made pursuant to the terms and conditions of the Stock Purchase Agreement. The issuance of the Options was made pursuant to the terms and conditions of separate Services Agreements entered into with each of Merck KGaA and Genpharm.

  The Company used a significant portion of the net cash proceeds from the sale of the Shares to repay certain advances made to it under its existing line of credit and is using the remainder for working capital, including expansion of the Company's operations. The agreement by the Company to sell the Shares and to grant and issue the Options was part of an overall transaction in which certain exclusive distribution rights and services are to be provided to the Company under the Genpharm Distribution Agreement and the Services Agreements, as described below.

  Stock Purchase Agreement. The Stock Purchase Agreement contains certain significant terms, obligations and other agreements, as described below, including Lipha's right to designate a majority of the Board members, Lipha's right of first refusal in respect of certain equity offerings and Lipha's agreement not to engage in certain extraordinary transactions.

  Lipha has the right to designate a majority of the members of the Board. Pursuant to this right, Lipha has designated Messrs. A. Tabatznik, N. Tabatznik, Jander and Urwin, each of whom (except Mr. Urwin who was elected by the Board of Directors, effective January 1, 1999) was elected by the shareholders of the Company. Three members of the Board are comprised of Mr. Sawyer and two additional designees of the Board (collectively, the "Company Designees"). The Board has designated Messrs. Auerbach and Ollendorff, each of whom, together with Mr. Sawyer, were elected by the shareholders of the Company. In addition, Lipha has the right to designate (i) jointly with the Company Designees, two members of the Board to comprise the Audit Committee of the Board and (ii) the President and Chief Operating Officer of the Company. The effect of the foregoing agreement is to afford voting control to the designees of Lipha with respect to matters determined by the Board.

  Lipha has the right of first refusal for a period ending on June 30, 2004 to purchase all, but not less than all, of any equity securities to be sold by the Company pursuant to any proposed non-registered offering or any registered offering solely for cash. If Lipha does not exercise its first refusal rights within 30 days of notice from the Company, the Company may sell such securities to any third party on substantially the same terms and conditions as first offered to Lipha. The Shares and the Option Shares do not have any preemptive rights.

  Lipha has agreed, for a period ending on June 30, 2001, not to cause or permit the Company to engage in any transactions or enter into any agreements or arrangements with, or make any distributions to, any Affiliate or Associate (each as defined in the Stock Purchase Agreement) of Lipha without the prior written consent of a majority of the Company Designees. In addition, Lipha has agreed, for a period ending on June 30, 2001, not to propose that the Company, or to cause or permit the Company to, engage in business combinations or other extraordinary transactions, including mergers and tender offers, without the prior written consent of a majority of the Company Designees and the prior receipt of a fairness opinion from an independent nationally recognized investment bank. The Company and Lipha agreed that an executive committee of the Board continue in existence until June 30, 2001, and to cause Mr. Sawyer to be appointed to the executive committee, if any.

  As a condition to the closing of the Stock Purchase Agreement, certain holders of options to purchase Common Stock, including Mr. Sawyer and Mr. Tarriff, have agreed not to exercise their options during the period ending on July 10, 2001, and certain other holders, including the Directors of the Company, have agreed not to exercise more than one-third of their options annually commencing on June 30, 1999.

  Distribution Agreement. In connection with the Stock Purchase Agreement, Genpharm and the Company have entered into the Genpharm Distribution Agreement dated March 25, 1998, pursuant to which Genpharm granted exclusive distribution rights to the Company within the United States and certain other United States territories with respect to approximately 40 generic pharmaceutical products currently being developed or identified for development.

  Services Agreements. Each of Merck KGaA and Genpharm entered into separate Services Agreements on June 30, 1998 to provide various services to the Company for a period of 36 months, including, but not limited to, rendering advice and providing technical support and assistance in the areas of research and development, regulatory compliance, manufacturing, quality control and quality assurance, administration, marketing and promotion (collectively, the "Services"). In consideration for the Services, the Company issued an Option to Merck KGaA to purchase up to 820,000 shares of Common Stock and an Option to Genpharm to purchase up to 351,040 shares of Common Stock.

  Options. The Options entitle Merck KGaA and Genpharm to purchase up to an aggregate of 1,171,040 Option Shares at an exercise price of $2.00 per share with one-third of the total Option Shares vesting annually commencing on June 30, 1999. The Options will be exercisable at any time beginning on July 10, 2001, and will terminate, to the extent unexercised, on April 30, 2003. The Options contain provisions that protect the holder against dilution by adjustment of the exercise price and the number of Option Shares issuable upon exercise in certain events, such as stock dividends, stock splits, consolidation, merger, or sale of all or substantially all of the Company's assets. The holders of the Options do not have any rights as shareholders of the Company unless and until the Options have been exercised.

  Clal Sale Agreement. Pursuant to a letter agreement, dated March 25, 1998, between the Company, Merck KGaA and Clal Pharmaceutical Industries Ltd. ("Clal") (the "Clal Sale Agreement"), Clal sold to Lipha on June 30, 1998, 1,813,272 shares of Common Stock at a price of $2.00 per share. Merck KGaA also agreed to pay Clal, on June 30, 2000, an amount equal to the excess, if any, of the weighted average trading price of all trades in shares of Common Stock on The New York Stock Exchange during the 30 trading days preceding such date over $2.00, multiplied by 500,000. In addition, Clal has the right to cause Merck KGaA and/or the Company to purchase Clal's remaining 500,000 shares of Common Stock during the five-day period commencing July 5, 2001, in certain circumstances, at a price of $2.50 per share. If Clal does not exercise such right, then Merck KGaA and the Company have the right to cause Clal to sell its remaining shares in open market transactions and Merck KGaA and the Company will purchase from Clal all shares which have not been sold within 90 days. The shares of Common Stock purchased or which may be purchased from Clal under the Clal Sale Agreement are referred to herein as the "Clal Shares". Clal has agreed, for the period ending on July 5, 2001, not to acquire or sell, directly or indirectly, any shares of Common Stock, other than pursuant to the Clal Sale Agreement, enter into any agreement with respect to the voting, holding or transferring of any shares of Common Stock or to propose or participate in any transactions involving the Company or recommend others to take any of such actions.

  Registration Rights Agreement. The Company granted to Lipha, Merck KGaA and Genpharm (collectively, the "Holders") certain registration rights under a registration rights agreement (the "Registration Rights Agreement"). None of the Shares, the Options or the Option Shares are registered under the Securities Act of 1933, as amended. Starting on March 30, 1999, the Holders will be entitled to three demand registrations of the Shares, the Option Shares and the Clal Shares (the "Registrable Shares") and two additional demand registrations if the Options are exercised. In addition, the Company will grant to the Holders the right to register the Registrable Shares on each occasion that the Company registers shares of Common Stock, subject to certain limitations and exceptions. If the Company at any time registers shares of Common Stock for sale to the public, the Holders will agree not to sell publicly, make any short sale, grant any option for the purchase of or otherwise publicly dispose of shares of Common Stock during the same period during which directors and executive officers of the Company are similarly limited in selling the Company's securities up to 180 days after the effective date of the applicable registration statement.

  Development Agreement. The Company, Israel Pharmaceutical Resources L.P. ("IPR") (through which the Company conducts a significant portion of its research and development in Israel), and Generics (UK) Ltd. ("Generics"), have entered into a development agreement (the "Development Agreement"), dated August 11, 1998, pursuant to which Generics will fund one-half of the costs of the operating budget of IPR in exchange for the exclusive distribution rights worldwide (except for the United States) to products developed by IPR after the date of the Development Agreement. The Development Agreement has an initial term of five years and shall automatically renew for additional periods of one year or earlier termination upon six months notice in certain circumstances. Pursuant to the Development Agreement, Generics paid the Company an initial fee of $600,000 in August 1998. The Company utilized such funds to prepay an outstanding note to Clal, which resulted in the termination of certain money liens Clal had on the assets of IPR. Under the Development Agreement, Generics is not required to fund more than $1,000,000 in any one calendar year.

  Transactions with Officers, Directors and Nominees. At various times during fiscal years 1996 and 1997, the Company made unsecured loans to Mr. Sawyer. Such loans are evidenced by a single promissory note, which bears interest at the rate of 8.25% per annum. Interest and principal are due on the earlier of August 14, 2002, or the termination of Mr. Sawyer's employment with the Company. As of September 30, 1998, the outstanding principal balance of the note, plus accrued interest, was approximately $318,000. As part of Mr. Sawyer's compensation, the Company has agreed to forgive the note over a three-year period, provided that Mr. Sawyer remains employed by the Company. See "Executive Compensation--Employment Agreements and Termination Arrangements."

  Stephen A. Ollendorff, a director of the Company, is of counsel to the law firm of Kirkpatrick & Lockhart LLP, which currently provides legal services to the Company, and, during the Company's 1998 fiscal year was of counsel to the law firm of Hertzog, Calamari & Gleason, which received fees and expenses in fiscal year 1998 for various legal services rendered to the Company. In addition, Mr. Ollendorff is a consultant to the Company and was paid $76,550 in fiscal year 1998, pursuant to a renewable one-year consulting agreement. Mr. Ollendorff also holds stock options to purchase 71,000 shares of Common Stock, of which 33,000 are presently exercisable.

  The Company believes that all of the above transactions were on terms that were fair and reasonable to the Company when such transactions were consummated.

Executive Officers

  The executive officers of the Company presently consist of Mr. Sawyer who is the President, Chief Executive Officer and Chairman of the Board, and Dennis
J. O'Connor who is the Vice President, Chief Financial Officer and Secretary. The executive officers of Par Pharmaceutical, Inc., the Company's principal subsidiary ("Par"), presently consist of Mr. Sawyer, who is the Chairman and Chief Executive Officer, Mr. O'Connor, who is Vice President, Chief Financial Officer and Secretary and Scott Tarriff, who is the Executive Vice President of Business, Sales and Marketing.

  The following table sets forth certain information with respect to the current executive officers of the Company and Par who are not directors or nominees for election as directors:

Name                                                                        Age
----                                                                        ---
Dennis J. O'Connor.........................................................  47
  Since October 1996, Vice President, Chief Financial Officer and Secretary
  of the Company and Par. From June 1995 to October 1996, Controller of
  Par. From November 1989 to June 1995, Vice President--Controller of
  Tambrands, Inc., a consumer products company.
Scott Tarriff..............................................................  39
  Since January 1998, Executive Vice President of Business, Sales and
  Marketing of Par. From June 1989 until January 1998, an employee of
  Bristol-Myers Squibb, a drug manufacturer, serving as Senior Director of
  Marketing, Business Development and Strategic Planning from 1995 to 1997 and Director of Marketing from 1992 to 1995.

                            EXECUTIVE COMPENSATION

  The following table sets forth compensation earned by or paid, during fiscal years 1996, 1997 and 1998, to the Chief Executive Officer of the Company and the most highly compensated executive officers of the Company and/or Par who earned over $100,000 in salary and bonus during fiscal year 1998 (the "Named Executives"). The Company awarded or paid such compensation to all such persons for services rendered in all capacities during the applicable fiscal years.

                          Summary Compensation Table

                           Annual Compensation           Long-Term Compensation
                         ----------------------- ---------------------------------------
                                                  Restricted  Securities
Name and                                            Stock     Underlying    All Other
Principal Position       Year Salary($) Bonus($) Awards($)(1) Options(#) Compensation($)
------------------       ---- --------- -------- ------------ ---------- ---------------
Kenneth I. Sawyer,.....  1998  350,000    --         --        500,000       $78,401(2)
 President, Chief        1997  350,000    --         --            --          2,707
 Executive Officer       1996  370,692    --         --         75,000         2,674
 and Chairman
Dennis J. O'Connor(3)..  1998  142,500    --         --         37,500         2,191(2)
 Vice President          1997  137,994    --         --         30,000         2,121
 Chief Financial
 Officer and
 Secretary
Scott Tarriff..........  1998 $124,519    --         --        200,000            46(2)
 Executive Vice
 President
 of Business, Sales and
 Marketing

--------
(1) The Named Executives did not hold any shares of restricted stock at the end of fiscal year 1998.
(2) For fiscal year 1998, includes insurance premiums paid by the Company for term life insurance for the benefit of the Named Executives as follows:
    Mr. Sawyer-$74, Mr. O'Connor-$53 and Mr. Tarriff-$46. The amounts for Mr. Sawyer include $75,500 for the forgiveness of a loan from the Company and $2,827 for the maximum potential estimated dollar value of the Company's portion of insurance premium payments from a split-dollar life insurance policy as if premiums were advanced to the executive without interest until the earliest time the premiums may be refunded by Mr. Sawyer to the Company. Also includes the following amount contributed by the Company to the Company's 401(k) plan on behalf of such Named Executive Officer: Mr. O'Connor-$2,138.
(3) Mr. O'Connor did not qualify as a Named Executive until fiscal year 1997, even though he was employed previously by the Company.

                    Stock Option Grants in Last Fiscal Year

  The following table sets forth stock options granted to the Named Executives during fiscal year 1998.

                                                                        Potential Realizable
                                                                          Value at Assumed
                                                                               Annual
                                                                        Rates of Stock Price
                                                                          Appreciation for
                                       Individual Grants                     Option Term
                         ---------------------------------------------- ---------------------
                                       % of Total
                           Shares       Options
                         Underlying    Granted to   Exercise
                          Options      Employees     Price   Expiration 0%     5%      10%
Name                     Granted (#) in Fiscal Year   ($)       Date    ($)   ($)      ($)
----                     ----------  -------------- -------- ---------- --- -------- --------
Kenneth I. Sawyer(1)....  500,000        33.79%      $2.250   10/27/02  --  $310,817 $686,824
Scott Tarriff(2)........  200,000        13.51%      $1.500     1/5/03  --  $ 82,884 $183,153
Dennis J. O'Connor(3)...    5,000         0.34%      $2.250   10/27/02  --  $  3,108 $  6,868
Dennis J. O'Connor(1)...   17,500         1.18%      $2.250   10/27/02  --  $ 10,879 $ 24,039
Dennis J. O'Connor(2)...   15,000         1.01%      $1.500     1/5/03  --  $  6,216 $ 13,736

--------
(1) Represents options granted pursuant to the Company's 1990 Incentive Option Plan on October 28, 1997, one-third of which become exercisable on July 1, 1999 and two-thirds of which become exercisable on July 1, 2001. On October 28, 1997, the Board approved the grant of new five-year options to the Named Executives at an exercise price of $2.25, upon surrender for cancellation of certain outstanding options.
(2) Represents options granted pursuant to the Company's 1990 Incentive Option Plan on January 1, 1998, one-third of which became exercisable July 1, 1998, one-third of which become exercisable on July 1, 1999 and one-third of which become exercisable on July 1, 2000.
(3) Represents options granted pursuant to the Company's 1990 Incentive Option Plan on October 28, 1997, one-third of which became exercisable on April 28, 1998, one-third of which become exercisable on April 28, 1999, and one-third of which become exercisable on April 28, 2000.

  In connection with the strategic alliance with Merck KGaA, each of Messrs. Sawyer and Tarriff have agreed not to exercise their respective stock options until July 10, 2001, and Mr. O'Connor has agreed not to exercise certain of his stock options until June 30, 2001, except for installments of one-third of his stock options on each of June 30, 1999, 2000 and 2001.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

  The following table sets forth certain information with respect to stock options exercised by the Named Executives during fiscal year 1998 and, as of September 30, 1998, the number of unexercised stock options and the value of in-the-money options held by the Named Executives.

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised     In-the-Money Options
                           Shares                  Options at FY-End(#)        at FY-End ($)(1)
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------  ----------- ------------- ----------- -------------
Kenneth I. Sawyer.......     --          --           --        500,000          --     $1,000,000
Scott Tarriff...........     --          --           --        200,000          --     $  550,000
Dennis J. O'Connor......     --          --        23,333        44,167      $24,583    $  100,417

--------
(1)Based upon the closing price of the Common Stock on September 30, 1998 of $4.25.

Employment Agreements and Termination Arrangements

  The Company has entered into an employment agreement with Mr. Sawyer, which provides for his employment through October 4, 2000, subject to earlier termination by the Company for Cause (as such term is defined in the agreement). Mr. Sawyer's agreement provides for a rolling three-year term of employment which is automatically extended each year for an additional one year unless either party provides written notice by July

4th of such year that he or it desires not to renew the agreement. Under the agreement with Mr. Sawyer, the Company is required to use its best efforts to cause him to be reelected to the Board during his term of employment. Mr. Sawyer, pursuant to the terms of his employment agreement, is and will be required to serve, if so elected, on the Board as well as any committees thereof.

  Mr. Sawyer's agreement provides for certain payments upon termination of his employment. Upon termination of Mr. Sawyer's employment without cause (as such term is defined in the agreement) by the Company or for the Company's material breach, Mr. Sawyer is entitled to receive the balance of his current salary for the remainder of the employment term and the amount of his current bonus multiplied by the number of years remaining under his agreement. A material breach by the Company of the employment agreement includes, but is not limited to, a termination without cause and a change of his responsibilities. In the event of termination of Mr. Sawyer's employment for death, disability or for cause, Mr. Sawyer is entitled to receive his current base salary through the date of termination and, in the event of death or disability, a pro-rated amount of his last annual bonus. As a result of a material breach by the Company of his employment agreement following a change of control (as such term is defined in the agreement) of the Company, Mr. Sawyer is entitled to receive, if such a termination occurs within two years following the change of control of the Company, a lump sum payment equal to the lesser of three times the sum of his annual base salary and most recent bonus or the maximum amount permitted without the imposition of an excise tax on Mr. Sawyer or the loss of a deduction to the Company under the Internal Revenue Code of 1986, as amended (the "Code"), plus reimbursement of certain legal and relocation expenses incurred by Mr. Sawyer as a result of the termination of his employment and maintenance of insurance, medical and other benefits for 24 months or until Mr. Sawyer is covered by another employer for such benefits.

  In April 1998, Mr. Sawyer and the Company amended Mr. Sawyer's employment agreement. Mr. Sawyer agreed to waive breaches of his employment agreement which would arise out of consummation of the strategic alliance with Merck KGaA and to relinquish his title and position as President of the Company and each of its subsidiaries if Lipha exercises its right to designate the President of the Company and each of its subsidiaries. The Company agreed to forgive, in each year that Mr. Sawyer remains employed by the Company, one-third of the principal amount of his promissory note, plus accrued interest on the forgiven portion. The outstanding balance of the note, including interest, was $318,000 at September 30, 1998. In addition, the entire unpaid principal of the promissory note and accrued interest would be canceled upon certain events, including termination of Mr. Sawyer's employment without cause and the expiration of this employment agreement in accordance with its terms.

  The Company has entered into a severance agreement with Mr. O'Connor, dated October 23, 1996. The agreement provides, with certain limitations, that upon the termination of Mr. O'Connor's employment by the Company for any reason other than for cause or by Mr. O'Connor for good reason or following a change of control (as such terms are defined in the agreement), Mr. O'Connor is entitled to receive a severance payment. The amount of the payment is to be equal to six months of his salary at the date of termination, with such amount to be increased by an additional month of salary for every full month he has been employed by the Company in his present position, up to a maximum of six additional month's salary.

  The Company has entered into an employment agreement with Mr. Tarriff, dated February 20, 1998. Upon termination of Mr. Tarriff's employment within the first year of employment other than by the Company for cause (as such term is defined in the agreement), Mr. Tarriff is entitled to receive the balance, if any, of his salary for the first year of employment. In the event of termination of Mr. Tarriff's employment after one year of employment by Mr. Tarriff for good reason (as such term is defined in the agreement) or by the Company without cause, Mr. Tarriff is entitled to receive a severance payment equal to one year of his then current salary less any amount of compensation paid by a new employer for the balance of the year from the termination date. In connection with his employment by the Company, Mr. Tarriff was granted options to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share.

  Under the stock option agreements with Messrs. Sawyer, O'Connor and Tarriff, any unexercised portion of the options becomes immediately exercisable in the event of a change of control (as such term is defined in their respective agreements). However, each of such persons has agreed not to consider the consummation of the strategic alliance with Merck KGaA as a change in control under his respective stock option agreement.

Pension Plan

  The Company maintains a defined benefit plan (the "Pension Plan") intended to qualify under Section 401 (a) of the Code. Effective October 1, 1989, the Company ceased benefit accruals under the Pension Plan with respect to service after such date. The Company intends that distributions will be made, in accordance with the terms of the Plan, to participants as of such date and/or their beneficiaries. The Company will continue to make contributions to the Pension Plan to fund its past service obligations. Generally, all employees of the Company or a participating subsidiary who had completed at least one year of continuous service and attained 21 years of age were eligible to participate in the Pension Plan. For benefit and vesting purposes, the Pension Plan's "Normal Retirement Date" is the date on which a participant attains age 65 or, if later, the date of completion of 10 years of service. Service is measured from the date of employment. The retirement income formula is 45% of the highest consecutive five-year average basic earnings during the last 10 years of employment, less 83-1/3% of the participant's Social Security benefit, reduced proportionately for years of service less than 10 at retirement. The normal form of benefit is life annuity, or for married persons, a joint survivor annuity. None of the Named Executives has any years of credited service under the pension plan.

  The Company has a defined contribution, social security integrated Retirement Plan (the "Retirement Plan") providing retirement benefits to eligible employees as defined in such Retirement Plan. The Company has suspended employer contributions to the Retirement Plan effective December 30, 1996. Consequently, participants in the Retirement Plan are no longer entitled to any employer contributions under such plan for 1996 or subsequent years. The Company also maintains a Retirement Savings Plan (the "Retirement Savings Plan") whereby eligible employees are permitted to contribute from 1% to 12% of pay to this Plan. The Company contributes an amount equal to 50% of the first 6% of the pay contributed by the employee. In fiscal year 1998, the Company merged the Retirement Plan into the Retirement Savings Plan.

Compensation and Stock Option Committee Report

  The Compensation and Stock Option Committee of the Board (the "Compensation Committee"), consisting of the entire Board of Directors, approves the policies and programs pursuant to which compensation is paid or awarded to the Company's executive officers and key employees. Prior to June 30, 1998, the Committee, consisting of non-employee directors (namely Mark Auerbach, H. Spencer Matthews and Robin O. Motz), held five meetings during fiscal year 1998. Subsequent to June 30, 1998 the Board, acting in its role as the Committee, did not act on any matters requiring Committee action. In reviewing overall compensation for fiscal year 1998, the Compensation Committee focused on the Company's objectives to attract executive officers of high caliber from larger, well-established pharmaceutical manufacturers, to retain the Company's executive officers, to encourage the highest level of performance from such executive officers and to align the financial interests of the Company's management with that of its shareholders by offering awards that can result in the ownership of Common Stock. The Company did not utilize specific formulae or guidelines in reviewing and approving executive compensation.

  Elements of Executive Officer Compensation Program. The key elements of the Company's executive officer compensation program consist of base salary, annual bonus, stock options and other incentive awards through participation in the Company's 1990 Stock Incentive Plan. In awarding or approving compensation to executive officers in fiscal year 1998, the Compensation Committee considered the present and potential contribution of the executive officer to the Company and the ability of the Company to attract and retain qualified executive officers in light of the competitive environment of the Company's industry and the Company's financial condition.

  Base Salary and Annual Bonus. Base salary and annual bonus for executive officers are determined by reference to Company-wide and individual performances for the previous fiscal year. The factors considered by the Compensation Committee included both strategic and operational factors, such as efforts in responding to regulatory challenges, in exploring strategic alternatives for the Company, in research and development, in reviewing and implementing updated systems and operational procedures, as well as the Company's financial performance. In addition to Company-wide measures of performance, the Compensation Committee considers those performance factors particular to each executive officer, including the performance of the area for which such officer had management responsibility and individual accomplishments.

  Base salaries for executive officers were determined primarily by reference to industry norms, the principal job duties and responsibilities undertaken by such persons, individual performance and other relevant criteria. Base salary comparisons for most executive officers were made to a group of pharmaceutical manufacturers in the United States. Such group was selected by the Compensation Committee based upon several factors, including, but not limited to, the duties and responsibilities of the executive officer used in the comparison, size and complexity of operations, reputation and number of employees of other companies. With respect to Mr. Sawyer, the Company's Chief Executive Officer, a comparison was made by an independent consulting firm, prior to the signing of his employment agreement in 1992, to generic pharmaceutical companies and turnaround situations selected by the consulting firm. In keeping with its goal of recruiting executive officers from larger, well-established pharmaceutical manufacturers, the Compensation Committee considered the performance of the companies used in the comparisons, as measured by their quality and regulatory profile, as well as competitive necessity in determining base salaries. The Compensation Committee considered it appropriate and in the best interest of the Company and its shareholders to set the levels of base salary for the Company's Chief Executive Officer and other executive officers at the median of comparable companies in order to attract and retain high caliber managers for the Company so as to position the Company for future growth and improved performance.

  The Compensation Committee, in determining the annual bonuses to be paid to the Company's executive officers for fiscal year 1998, considered the individual's contribution to the Company's performance as well as the Company's financial performance and assessments of each executive officer's participation and contribution to the other factors described above, as opposed to determination by reference to a formal, goal-based plan. The non-financial measures varied among executive officers depending upon the operations under their management and direction. The Compensation Committee did not grant any cash bonuses in fiscal year 1998 to the Named Executives.

  Stock Options and Other Awards. The Company's 1990 Stock Incentive Plan provides for stock option and other equity-based awards. Under such Plan, the size of each award and the persons to whom such awards are granted is determined by the Compensation Committee based upon the nature of services rendered by the executive officer, the present and potential contribution of the grantee to the Company and the overall performance of the Company. The Compensation Committee believes that grants of stock options will enable the Company to attract and retain the best available talent and to encourage the highest level of performance in order to continue to serve the best interests of the Company and its shareholders. Stock options and other equity-based awards provide executive officers with the opportunity to acquire equity interests in the Company and to participate in the creation of shareholder value and benefit correspondingly with increases in the price of the Common Stock.

  Compensation Committee's Actions for Fiscal Year 1998. In determining the amount and form of executive officer compensation to be paid or awarded for fiscal year 1998, the Compensation Committee considered the criteria discussed above. In light of the reduction in sales in fiscal year 1998 from fiscal year 1997 and the Company's overall financial condition, the Compensation Committee did not award cash bonuses to the Named Executives in fiscal year 1998. The Compensation Committee awarded stock options to Messrs. Sawyer, O'Connor and Tarriff in consideration of their reaching certain objectives and to increase the incentive for each of them to contribute to the financial success of the Company.

  Chief Executive Officer Compensation. The Compensation Committee approved an employment agreement in October 1992 for Mr. Sawyer, which agreement was amended in April 1998. In approving such employment agreement, the Compensation Committee authorized a base annual salary of $366,993 for Mr. Sawyer. Mr. Sawyer agreed to reduce his salary effective July 1, 1996 to $350,000 per year. In addition, Mr. Sawyer was awarded a stock option as set forth above.

                    Compensation and Stock Option Committee

                                          Kenneth I. Sawyer
                                          Mark Auerbach
                                          Klaus Jander
                                          Stephen A. Ollendorff
                                          Anthony S. Tabatznik
                                          J. Neil Tabatznik
                                          Francis Michael J. Urwin

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee currently consists of the entire Board.

  Mr. J. Neil Tabatznik, a director of the Company, is the Chairman of Genpharm, which develops, manufactures and distributes products to the Company pursuant to the Genpharm Distribution Agreement. Messrs. Anthony S. Tabatznik and Francis Michael J. Urwin, directors of the Company, are directors of Generics, a subsidiary of Merck KGaA. The Company and Genpharm and its affiliate are presently parties to distribution agreements entered into in 1992 and 1993. Under such distribution agreements, payments by the Company to Genpharm and an affiliate in fiscal year 1998 accounted for less than five (5%) percent of the Company's and Genpharm's consolidated gross revenues. Further, Generics and the Company are parties to the Development Agreement pursuant to which Generics will fund one-half of the costs of the operating budget of IPR, in exchange for the exclusive rights to manufacture and distribute products developed by IPR worldwide (except for the United States). See "Certain Relationships and Related Transactions--Development Agreement."

  Until September 1998, Mr. Kenneth I. Sawyer, the Chairman, President and Chief Executive Officer of the Company, served as a director of Authorgenics, Inc., a developer of Software ("Authorgenics"), and Mr. Stephen A. Ollendorff served as a director and Executive Vice President of Authorgenics. Mr. Ollendorff was not granted any cash compensation for his service as director and Executive Vice President of Authorgenics.

  At various times during fiscal years 1996 and 1997, the Company made unsecured loans to Mr. Sawyer. See "Certain Relationships and Related Transactions--Transactions with Officers, Directors and Nominees."

  See "Certain Relationships and Related Transactions--Transactions with Officers, Directors and Nominees" with respect to other relationships involving Mr. Ollendorff.

Section 16(a) Beneficial Ownership Reporting Compliance

  As a public company, the Company's directors, executive officers and beneficial owners of greater than 10% of the Company's Common Stock are subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended and are required to file certain reports with the Commission in respect of their ownership of Company securities. None of the Company's directors, executive officers or such 10% beneficial owners delinquently filed, to the Company's knowledge, any reports required under
Section 16(a) of such Act during fiscal year 1998.

                               Performance Graph

  The graph below compares the cumulative total return of the Common Stock with the cumulative total return of The New York Stock Exchange Composite Index and the S&P(R) Health Care Drugs Index--Major Pharmaceuticals for the annual periods from September 30, 1993 to September 30, 1998. The graph assumes $100 was invested on September 30, 1993 in the Common Stock and $100 was invested on such date in each of the Indexes. The comparison assumes that all dividends were reinvested.




                           [LINE GRAPH APPEARS HERE]

                                          9/30/93    9/30/94    9/30/95    9/30/96    9/30/97    9/30/98
--------------------------------------------------------------------------------------------------------
 Pharmaceutical Resources, Inc.             $100       $69        $75        $34        $17        $34
--------------------------------------------------------------------------------------------------------
 NYSE Composite Index                       $100       $104       $126       $151       $209       $215
--------------------------------------------------------------------------------------------------------
 S&P(R) Health Care Drugs Index-Major
  Pharmaceuticals                           $100       $120       $190       $256       $389       $675

                             INDEPENDENT AUDITORS

  The Board has selected the firm of Arthur Andersen LLP, independent certified public accountants, to act as independent public accountants for the Company for the 1999 fiscal year. Arthur Andersen LLP has acted in such capacity for the Company from the fiscal year ended September 30, 1995. A representative of Arthur Andersen LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  At the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting, other than as described above. If any other matter or matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote proxies on such matters in accordance with their judgment.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  In accordance with the Company's By-laws and Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its shareholders that it did not receive notice by January 5, 1999, of any proposed matter to be submitted for shareholder vote at the Meeting, and, therefore, any proxies received in respect of the Meeting will be voted in the discretion of the Company's management on other matters which may properly come before the Meeting.

  Any proposal which is intended to be presented by any Company shareholder for action at the 2000 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company, at One Ram Ridge Road, Spring Valley, New York 10977, not later than February 23, 2000 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders.

  The Company further notifies its shareholders that if the Company does not receive notice by February 23, 2000 of a proposed matter to be submitted for shareholders vote at the 2000 Annual Meeting of Shareholders, then any proxies held by members of the Company's management in respect of such Meeting may be voted at the discretion of such management members on such matter if it shall properly come before such Meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such Meeting.

                                          By Order of the Board of Directors

                                          Dennis J. O'Connor
                                          Secretary

Dated: June 21, 1999

                        PHARMACEUTICAL RESOURCES, INC.
             Proxy For Annual Meeting To Be Held on July 30, 1999
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation (the "Company"), hereby constitute(s) and appoint(s) Kenneth I. Sawyer and Dennis J. O'Connor, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn, Suffern, Three Executive Boulevard, Suffern, New York, on July 30, 1999 at 10:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND AT THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

          (continued and to be signed and dated on the reverse side.)

          open space for account information



1. ELECTION OF CLASS III DIRECTORS

FOR ALL NOMINEES                                 WITHHOLD AUTHORITY
  listed below                         to vote for all nominees listed below

    [    ]                                             [    ]
Nominees:       KLAUS H. JANDER               FRANCIS MICHAEL J. URWIN

EXCEPTIONS
          ------------------------------------------------------------
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof and as set forth in Rule 14a-4c of the Securities Exchange Act of 1934, as amended.

                                   Please Mark, Sign, Date and Return the Proxy
                                   Card Promptly Using the Enclosed Envelope.

                                   Dated                                1999
open space for mailing address          --------------------------------

                                   -----------------------------------------
                                                   Signature
                                   -----------------------------------------
                                           Signature if held jointly


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.